UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act 1934

Date of Report (Date of earliest event reported):   September 26, 2011

IntegraMed America, Inc,
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

0-20260	06-1150326
(Commission file Number)	(IRS Employer Identification No.)

Two Manhattanville Road, Purchase, NY	10577
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone no. including area code: (914) 253-8000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□           Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b)
□	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On  September 26, 2011, IntegraMed America, Inc. (the “Company”) appointed Mr. Timothy P. Sheehan to the position of Chief Financial Officer. The appointment was announced on September 28, 2011. Mr. Sheehan, age 34, joined the Company in January 2010 as Vice President, Finance and was appointed interim Chief Financial Officer in January 2011. Prior to joining the Company, Mr. Sheehan served as CFO and Director of Scale Finance LLC, a Winston-Salem, NC-based provider of outsourced CFO services to emerging growth companies from 2008 to 2009. Prior to that, from 2006 to 2008 Mr. Sheehan was Vice President, Corporate Development at MINRAD International, an AMEX-traded manufacturer of medical devices and specialty pharmaceuticals where he managed the corporate development, product registration and customer service groups, in addition to his responsibility for investor relations, SEC reporting and capital raising.

Mr. Sheehan is a Certified Public Accountant and received a Bachelor of Science degree in Finance and a Bachelor of Science degree in Accounting from Virginia Tech and a Masters of Business Administration with distinction from Wake Forest University.

Under the material terms of his employment, Mr. Sheehan will receive an annual base salary of $240,000 and was given a one-time $100,000 restricted stock grant equaling 12,771 shares, the number of shares of which was determined based on the closing price of the Company’s stock of $7.83 on September 26, 2011. The shares will vest over five years.

Mr. Sheehan will continue to be eligible to participate in the Company’s executive incentive bonus plan with a maximum payout equal to 40% of his base salary, prorated for 2011.  In addition, he will continue to be eligible to participate in the Company’s comprehensive benefits plans available to other Company employees.

Consistent with retention agreements with other executives officers, Mr. Sheehan will be eligible for severance pay equal to one (1) year salary, bonus (if applicable) and benefits (or equivalent) upon termination by the Company without cause, or by the executive for “Good Reason” (as defined in the executive retention agreements) at any time within eighteen (18) months of a Change in Control.

Under the terms of Mr. Sheehan’s employment, he or the Company may terminate the employment relationship at any time without notice and with or without cause.

A copy of the press release announcing Mr. Sheehan’s promotion is attached hereto as Exhibit 99.1.

ITEM 9.01                                Financial Statements and Exhibits

(d)          Exhibits

Exhibit No.	Description of Exhibit

99.1	Registrant’s Press Release dated September 28, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IntegraMed America, Inc. (Registrant)

Date: September 29, 2011	By:	/s/Claude E. White
Claude E. White. Vice President, General Counsel andSecretary